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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                ----------------

                Date of Report (Date of earliest event reported):
                                February 2, 2002

                              Adolph Coors Company
                             ---------------------
             (Exact name of registrant as specified in its charter)

           Colorado                      0-8251                 84-0178360
 ---------------------------        ----------------         ---------------
(State or other jurisdiction        (Commission File         (IRS Employer
     of incorporation)                 Number No.)           Identification)


                    311 Tenth Street, Golden, Colorado 80401
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code
                                 (303) 279-6565

                                 Not Applicable

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.



THE FOLLOWING SUPPLEMENTS THE DISCLOSURE PREVIOUSLY FILED ON THIS FORM 8-K.



         In February 2002, we completed the acquisition of the Carling Business, which we subsequently renamed Coors Brewers Limited. It includes the Carling, Worthington and Caffrey's Brand Beers; the U.K. distribution rights to Grolsch (via a joint venture with Grolsch N.V.); several other beer and flavored-alcoholic beverage brands; related brewing and malting facilities in the U.K.; and a 49.9% interest in the distribution logistics provider, Tradeteam. The brand rights for Carling, which is the largest acquired brand by volume, are mainly limited to the U.K. and other European markets.



         Coors Brewers, with its headquarters in Burton-on-Trent, England, is the number two U.K. beer company, with volume of approximately 9 million barrels during 2001, or 19% of the U.K. beer market, which is Western Europe's second-largest market. Coors Brewers does business almost exclusively in England and Wales and its U.K. market share is driven primarily by sales in those regions.



         Coors Brewers' brand portfolio consists of 20 U.K. beer brands and four flavored-alcoholic beverage (FAB) brands. In addition, like other U.K. brewers, Coors Brewers wholesales a range of beers, wines, spirits and soft drinks, or "factored products," to its On Trade customers, which are described below.



         We have strong representation in each of our target segments with market leaders in two categories: Carling (mainstream lager) and Caffrey's (premium ale). Carling is the number one beer sold in the U.K. by volume. The Carling brand has grown 62% since 1995 in a U.K. beer market that has declined 7% during the same period, and it comprises approximately 63.7% of the Coors Brewers' volume in 2001. Coors Brewers also is the U.K. leader by volume in the ale segment with Caffrey's, the leading mainstream premium ale and Worthington, the number two mainstream ale brand in the On Trade channel, with 3.3% and 11.5% of Coors Brewers' volume in 2001, respectively. Grolsch is the U.K's fastest growing premium lager, with volume increasing 400% since 1994. In addition to its core brands, Coors Brewers is the only U.K. brewer with a successful range of internally developed FABs, including Reef, Hooch and Red, the U.K.'s first stimulant-based alcoholic drink.


SALES AND DISTRIBUTION


         Recent years have seen a shift in the overall consumption of beer in the U.K., with volumes shifting from the On Trade channel, where alcoholic drinks are sold for consumption on-premise, to the Off Trade, also described as the "take-home" or off-premise market. While prices in the On Trade channel tend to be higher, the Off Trade channel offers similar returns to brewers as it does not require brewers to lend or give away dispense equipment and the concentration of the customer base lowers cost of sales and distribution costs. Unlike the U.S., where manufacturers are not permitted to distribute beer directly to retail, manufacturers in the U.K. may sell beer directly to retail.


         ON TRADE


         The On Trade channel accounted for approximately 71% of our U.K. volumes in 2001. We have consistently gained market share in the On Trade over the past five years through our strong portfolio of brands and through our focus on customer service and sales force development. In April 2001, the On Trade sales operation structure was reorganized to respond to changing customer profiles and consumer drinking occasions. This has also led to improved efficiencies




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through limiting the geographical spread of account manager coverage. The On
Trade is organized into the following two channels:


         o Independent Pubs and Social Clubs, which represent 37% of our On Trade volume, and which consist of community-based outlets and wholesalers serving the On Trade market.



         o Multiples (Chains), currently 63% of our On Trade volumes, covering a wide variety of On Trade segments including pub chains, nightclubs and venue bars, hotels and restaurants.


         OFF TRADE


         The Off Trade channel is growing and accounted for approximately 29% of our UK sales volume in 2001. Share growth since 1995 has been a result of our success in building trading relationships, driving distribution and ensuring the consistent high-quality display of our key brands.


         The Off Trade segment is organized around the three major channels:


         o Destination, currently 33% of Off Trade volume, consists of large national core retail chains. Tesco, Sainsbury's and Asda, the U.K.'s three largest retail chains, now account for 62% of the Destination market. Trading terms in the Destination channel are negotiated centrally.



         o Convenience and Specialists, 31% of our Off Trade volumes, cover centrally managed, smaller retail chains. These licensed outlets are affiliated with centrally managed groups providing a range of buying and, in some cases, marketing and retailing facilities.


         o Impulse Wholesale consists of independent owner-run outlets serviced by wholesalers and accounts for 36% of our Off Trade volume. The structure of this channel requires us to manage three points of influence and control - the individual retail outlets, franchise buyers, and distributors. Our independent sales force teams target the individual retailers, distributors and retail franchisees.



         DISTRIBUTION

         Our distribution operation is run by Tradeteam, a joint venture with Exel PLC. We own 49.9% of Tradeteam. Tradeteam also manages our national distribution center, which was constructed and opened in Burton-on-Trent in 1998.

         Tradeteam operates transportation fleets for deliveries between our facilities and our customer's warehouses and retail outlets. Additionally, it manages a network of warehouses to facilitate our distribution logistics.


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MANUFACTURING

         We operate four brewery sites in Great Britain. The business has production capacity of more than 12 million barrels and has average excess capacity based on current shift patterns of 5%. The brewery site with the largest capacity, Burton-on-Trent, is located in the Midlands, in central England, facilitating cost-efficient distribution throughout Great Britain. Other breweries include Tadcaster (in Yorkshire), Cape Hill (in Birmingham) and Alton (in Hampshire).

         In March 2002, we announced plans to close our Cape Hill brewery and Alloa malting facility. A majority of the production of the Cape Hill brewery relates to brands that were retained by Interbrew. The production at the Alloa malting facility will be moved to one of the other existing malting facilities. These closures will remove excess capacity from the Coors Brewers system.

OUTLOOK


         The acquisition of Coors Brewers will have a significant impact on our future operating results and financial condition, and may implicate additional critical accounting policies. The portion of the Carling Brewers business that we acquired generated sales volume of approximately 9 million barrels in 2001. Since 1995, the Carling Brewers business has, on average, grown its volumes by 1.9% per annum, despite an overall decline in the U.K. beer market over the same period. We cannot predict future sales levels for Coors Brewers or whether the business will continue to grow.



MARKET DATA



         Market data used in this item was obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified and we do not make any representation as to the accuracy of such information.



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

On February 19, 2002, Adolph Coors Company ("Coors") filed a Form 8-K to report the completion of its acquisition of the Carling Brewers business ("Carling Brewers") from Interbrew S.A. on February 2, 2002. Coors indicated that it would file the financial information required by Item 7 of Form 8-K no later than the date required by this item. Coors is filing this Amendment No. 1 to provide this financial information.

(a)      Financial Statements of Acquired Assets and Business

         Carling Brewers audited combined financial statements and notes thereto for the periods listed below appear as Exhibit 99.1 to this current report on Form 8-K/A and are incorporated into this document by reference:

         (i)      the 53 weeks ended October 2, 1999;

         (ii)     the 47 weeks ended August 26, 2000;

         (iii)    the 18 weeks ended December 30, 2000; and

         (iv)     the 52 weeks December 29, 2001.

(b)      Pro Forma Financial Information

         The following documents appear as Exhibit 99.2 to this current report on Form 8-K/A and are incorporated into this document by reference:

         (i) Adolph Coors Company unaudited pro forma condensed combined income statement for the year ended December 30, 2001.

         (ii) Adolph Coors Company unaudited pro forma condensed combined balance sheet as of December 30, 2001.

         (iii) Notes to the unaudited pro forma condensed combined financial information.

(c)      Exhibits


         2.1 Share Purchase Agreement between Coors Worldwide, Inc. and Adolph Coors Company and Interbrew, S.A., Interbrew UK Holdings Limited, Brandbrew S.A., and Golden Acquisition Limited dated December 24, 2001.



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         10.13    Supply Agreement between Rocky Mountain Metal Container, LLC and Coors Brewing Company dated November 12, 2001 (filed pursuant to confidential treatment request).


         99.1 Combined financial statements and notes of Carling Brewers for the 53 weeks ended October 2, 1999, the 47 weeks ended August 26, 2000, the 18 weeks ended December 30, 2000 and the 52 weeks ended December 29, 2001, and as of the end of each such period.


         99.2     Unaudited pro forma condensed combined financial information.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ADOLPH COORS COMPANY


                                                  By: /s/ TIMOTHY V. WOLF
                                                      -----------------------
                                                      Timothy V. Wolf
                                                      Vice President and
                                                      Chief Financial Officer



Date:  April 18, 2002



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                                  EXHIBIT INDEX




     Exhibit No.                      Description
     -----------                      -----------
          2.1     Share Purchase Agreement between Coors Worldwide, Inc. and
                  Adolph Coors Company and Interbrew, S.A., Interbrew UK
                  Holdings Limited, Brandbrew S.A., and Golden Acquisition
                  Limited dated December 24, 2001.

         10.13 Supply Agreement between Rocky Mountain Metal Container, LLC and Coors Brewing Company dated November 12, 2001 (filed pursuant to confidential treatment request).

         99.1 Combined financial statements and notes of Carling Brewers for the 53 weeks ended October 2, 1999, the 47 weeks ended August
                  26, 2000, the 18 weeks ended December 30, 2000 and the 52 weeks ended December 29, 2001.

         99.2     Unaudited pro forma condensed combined financial information.
